UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2023 (August 4, 2023)
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 4, 2023, Exicure, Inc. (the “Company”) received a notice of non-compliance (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice provided notification that the Company no longer complies with the audit committee composition requirement under Listing Rule 5605(c)(2). As previously disclosed by the Company, on May 11, 2023, Nasdaq notified the Company that it was eligible for a cure period, through May 3, 2024, to company with Rule 5605(c)(2) due to the fact that there was one vacancy on the Company’s Audit Committee. However, due to the previously announced resignation of Mr. Cheolho Jo from the Company’s board of directors, the Company’s Audit Committee is currently comprised of only one independent director, and therefore, the Company is no longer eligible for the cure period described in Nasdaq’s prior notification letter. Under Rule 5605(c)(2), the Company has 45 calendar days to submit a plan to Nasdaq to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision before a Nasdaq Hearings Panel. The Company is searching for qualified candidates to add as independent directors to the Company’s Board and Audit Committee in order to meet the requirements of Rule 5605(c)(2)(A).

Item 8.01 Other Events

On August 3, 2023, the company received a notice letter (the “Letter”) from counsel for Northwestern University (“Northwestern”) alleging the Company breached its License Agreement, effective May 27, 2014, and Restated License Agreement of August 15, 2015, the Restated License Agreement grants the Company a license in the field of the use of nanoparticles, nanotechnology, microtechnology or nanomaterial-based constructs as therapeutics or accompanying therapeutics as a means of delivery, but expressly excluding diagnostics. The License Agreement effective May 27, 2014 grants the Company an exclusive license as to Northwestern’s rights in certain SNA technology the Company jointly owns with Northwestern. The Letter alleges that a lack of development required under the licenses is a breach. The Company is currently evaluating the letter and expects to have discussions with Northwestern regarding the matters set forth in the Letter. At this time, the Company cannot determine the outcome of any such discussions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2023	EXICURE, INC.
(registrant)

	By:	/s/ Jung Sang Kim
Jung Sang Kim
Chief Executive Officer, Chief Financial Officer and President